Exhibit A

Joint Filing Agreement

In accordance with Rule 13d-1(k) promulgated under the Securities Exchange Act of 1934, as amended, the undersigned hereby agree to the joint filing with the Reporting Person (as such term is defined in the Schedule 13G referred to below) on behalf of each of them of a statement on Schedule 13G (including amendments thereto) with respect to the Class A ordinary shares of no par value per share of Mint Incorporation Limited, a British Virgin Islands exempted company whose principal executive offices is located at 503 Park Tower, 15 Austin Road, Tsim Sha Tsui, Kowloon, Hong Kong, and that this Agreement may be included as an Exhibit to such joint filing. This Agreement may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument.

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SIGNATURE

IN WITNESS WHEREOF, the undersigned hereby execute this Agreement as of December 23, 2025.

AL Holding Group Limited

By:	/s/ Ka Kin Law
Name:	Ka Kin Law
Title	Director

Ka Kin Law

By:	/s/ Ka Kin Law
Name:	Ka Kin Law